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                                                                     Exhibit 8.1


                        [BAKER BOTTS L.L.P. LETTERHEAD]




                                     July 19, 2004


Liberty Media International, Inc.
12300 Liberty Boulevard
Englewood, Colorado  80112

Ladies and Gentlemen:


                  Reference is made to Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-116157) (the "Registration Statement"), filed by Liberty Media International, Inc., a Delaware corporation ("LMI"), with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), (i) transferable subscription rights to purchase shares of LMI's Series A common stock (the "Series A Rights"), (ii) transferable subscription rights to purchase shares of LMI's Series B common stock (the "Series B Rights," and together with the Series A Rights, the "Rights"), (iii) shares of LMI's Series A common stock, and (iv) shares of LMI's Series B common stock in connection with the distribution of the Rights to LMI shareholders.


                  We have participated in the preparation of the discussion set forth in the Registration Statement under the heading "Material United States Federal Income Tax Consequences." We are of the opinion that such discussion, insofar as it relates to statements of United States law or legal conclusions, is accurate in all material respects. In rendering this opinion, we are relying upon the truth and accuracy at all relevant times (without any independent investigation thereof) of the statements and representations contained in the letter from LMI to Baker Botts L.L.P. dated as of the date hereof. In addition, we assume that the distribution of the Rights will be consummated as described in the Registration Statement. Any inaccuracy in any of the aforementioned statements, representations, or assumptions could adversely affect our opinion.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We do not admit by giving such consent that we are in the category of persons whose consent is required under Section 7 of the Securities Act.


                                         Sincerely,

                                         /s/ Baker Botts L.L.P.
                                         ----------------------
                                         Baker Botts L.L.P.